AUTHORIZED PARTICIPANT AGREEMENT

Fidelity Trusts

This Authorized Participant Agreement (the “Agreement”) is entered into between Fidelity Distributors Company LLC (the “Distributor”) and [________________________________________] (the “Participant”) and is subject to acceptance by Brown Brothers Harriman & Co. (the “Transfer Agent”).  The Distributor, the Participant and the Transfer Agent acknowledge and agree that each of the trusts set forth in Attachment C attached hereto, as the same may be amended from time to time (each a “Trust,” and collectively the “Trusts”) and each series or class of shares of each series thereof structured as an exchange-traded fund or share class, currently utilizing the Transfer Agent named in this Agreement (each, a “Fund,” and collectively, the “Funds”) shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein.  Capitalized terms used but not defined herein are defined in the current prospectus for each Fund (together with the Statement of Additional Information (“SAI”) incorporated therein, the “Prospectus”).

The Distributor acts as principal underwriter of the Trust in connection with the sale and distribution of shares of beneficial interest of each Fund (the “Shares”).  The Distributor may designate others, including affiliates or its agents, to perform certain functions in this agreement. The Trusts have appointed the Transfer Agent to provide certain order-taking functions relating to the ETF shares.  The Transfer Agent serves as the transfer agent of the Shares.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process ”) or , outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

In consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1.

STATUS OF PARTICIPANT

a.

Clearing Status

The Participant represents, covenants and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the creation or redemption of Creation Units, (i) through the CNS Clearing Process, because it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”).  The Participant clears through NSCC numbers [____________] (CNS) and [____________] (DTC).

The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the procedures described in Attachment A hereto.  Any change in the foregoing status of the Participant shall terminate this Agreement.  The Participant shall give prompt notice of any such change to the Distributor, the Transfer Agent and each Fund’s investment adviser (the “Adviser”).

a.

Broker-Dealer Status

The Participant represents, covenants and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions  in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules) and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

c.

Foreign Status

If the Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, and the Participant is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of  FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and to conduct its business in accordance with the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

d.

Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws, rules and regulations.  For example, because new Creation Units of Shares may be issued and sold by a

Fund on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point.  The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act.  Neither the Distributor nor the Transfer Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.  The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

1.

EXECUTION OF ORDERS

All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, and where applicable, the procedures described in Attachment A to this Agreement.  In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use.  The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.  In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

With respect to any order for the purchase of Creation Units (“Purchase Order”), the Trust acknowledges and agrees to return to the Participant, or to any party for which it is acting, any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Instruments or Deposit Securities, collectively referred to herein as “Deposit Securities” that are transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

With respect to any order for the redemption of Creation Units (“Redemption Order”), the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that: (i) the Participant will use its best efforts to return to the Trust any dividend, interest, distribution or other corporate action paid to it or the party for which it is acting in respect of Redemption Instruments or Fund Securities, collectively referred to herein as “Fund Securities” that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should have been paid to the Trust, and (ii) the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should be paid to the Trust.

Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts, as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Transfer Agent for purchases and redemptions.  The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

1.

DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS

Each Fund will make available each day the Fund is open through the Distributor and/or the Transfer Agent the names and the required number of Shares of each Deposit Security in a Creation Unit, as well as information regarding the cash component, cash amount, or the cash deposit, collectively referred to herein as “Cash Component” or “Cash Deposit”, as applicable.  The Participant understands that a Creation Unit will not be issued until the requisite number of Shares of each Deposit Security and the Cash Component, or the Cash Deposit, as applicable, as well as applicable Transaction Fees (as discussed below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

1.

ROLE OF PARTICIPANT

a.

Not Acting as Agent

The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any transaction or in any respect to act as agent of the Trust, the Distributor, or the Transfer Agent.  The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or the Trust’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

a.

Obligations as DTC Participant

The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

a.

 Delivery of Shareholder Information

The Participant agrees that subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor and/or Transfer Agent in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations.  The Participant shall undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor of sufficient quantities of the same to allow mailing thereof to such customers.  The Participant will be responsible for providing Prospectuses in connection with sales of Shares in the secondary market, as required by applicable laws, rules and regulations.

a.

Proprietary Information

Neither the Distributor nor any of its affiliates shall use the names, addresses and other information concerning the Participant’s customers for any purpose except in connection with the performance of its duties and responsibilities hereunder and except for servicing and informational mailings described in this Section 4, or as may otherwise be permitted by applicable laws, rules and regulations.

a.

Maintenance of Records

The Participant agrees to maintain records of all sales of Shares made by or through it, in a manner consistent with applicable laws, rules and regulations, and to furnish copies of such records to the Trust or the Distributor promptly upon request.

a.

Agent for Proxy

The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”).  To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares.  The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund on any matter submitted to a vote of the shareholders of such Fund.  The Distributor, as attorney and proxy for the Participant  hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys.  The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

a.

Privacy

The Participant affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable laws, rules and regulations.

a.

 Anti-Money Laundering

The Participant represents that it has and will continue to have throughout the term of this Agreement written policies, procedures and internal controls (“AML Program”) reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, now or hereafter in effect, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, as the same may be in effect from time to time, which is hereby confirmed with the placement of any order.  The Participant represents that its AML Program will be maintained in substantial conformity with the foregoing provisions throughout the term of this Agreement.

1.

PARTICIPANT REPRESENTATIONS

a.

Representations Concerning a Fund

The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or sales literature furnished to the Participant by the Trust or the Distributor, or any such materials permitted by clause (b) of this Section.

a.

Marketing Materials

The Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will only make representations concerning the Shares that are consistent with the then current Prospectus or any promotional materials or sales literature furnished to the Participant by the Distributor or the Trust.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials that are prepared and used for the Participant’s internal use only, or brokerage communications that are prepared by the Participant in the normal course of its business, consistent with the Prospectus, and in accordance with applicable laws, rules and regulations) (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Trust or the Distributor, or are otherwise consistent with the Prospectus, have been approved by the Distributor in writing prior to use, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules).  The Participant shall file all such Marketing Materials that it prepares with FINRA, as required by applicable laws, rules or regulations.

a.

Advertisements Describing Purchase/Sale of Creation Units

The Participant understands that: (i) neither the Trust nor any Fund may be advertised or marketed as an “open-end investment company” or a “mutual fund,” and (ii) all Marketing Materials  and the Prospectus will prominently disclose the required disclosures found in the relevant exemptive relief or Rule 6c-11 of the Investment Company Act of 1940.

a.

Preparation and Circulation of Research Reports

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to the Shares, provided that, such materials comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) and other applicable laws, rules and regulations. Such materials must be consistent with the Prospectus or other materials previously furnished by the Trust or the Distributor or be approved by the Distributor in writing prior to use, and clearly indicate that such materials are prepared and distributed by the Participant.

1.

SUB-CUSTODIAN ACCOUNT

The Participant understands and agrees that, in the case of each Fund that invests in international securities (each, a “Global Fund”), the Trust has caused Brown Brothers Harriman & Co., acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable sub-custodian (“Sub-custodian”) for such Fund, an account in the relevant foreign jurisdiction, to which the Participant shall deliver or cause to be delivered, in connection with the purchase of a Creation Unit, on behalf of itself or any party for which it is acting (whether or not a customer), the securities not subject to settlement in the United States, with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

1.

TITLE TO SECURITIES – RESTRICTED SECURITIES

The Participant represents on behalf of itself and any party for which it acts that Deposit Securities delivered to the Custodian and/or any relevant Sub-Custodian in connection with a Fund Deposit will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the Securities Act, and at the time of delivery to the Custodian and/or any relevant Sub-Custodian in accordance with the terms of the Prospectus, will provide good and unencumbered title to such Deposit Securities to the Trust and be free and clear of all liens, restrictions, charges and encumbrances, and will not be subject to any adverse claims, including without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares, or (ii) any provision of the Securities Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration) or of the applicable securities laws, rules or regulations of any other applicable jurisdiction.

1.

PAYMENT OF CERTAIN FEES AND TAXES

a.

Transaction Fees

In connection with the creation or redemption of Creation Units, the Participant agrees to pay the Transaction Fee, if any, prescribed in the Prospectus applicable to creations or redemptions.  Transaction Fees, which may be waived or otherwise adjusted from time to time, will differ for each Fund, depending on the transaction expenses related to each Fund’s portfolio instruments.  The Participant will receive a Prospectus that contains complete disclosure about Transaction Fees, including the maximum amount of the Transaction Fee charged by a Fund.  The method of calculating the Transaction Fees will be fully disclosed in the SAI.  Variations in the Transaction Fee may be imposed in the sole discretion of the Trust from time to time, as disclosed in the Prospectus, and the method of determining such variations will be disclosed in the SAI.

a.

Tax Liability

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust, the Distributor or their agents are required by law to pay any such tax or charge, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

1.

AUTHORIZED PERSONS

a.

Certification

Concurrently with the execution of this Agreement, the Participant shall deliver to the  Distributor, the Adviser, the Transfer Agent, and the Trust a certificate in a form  attached as Attachment B-1 to this Agreement, duly certified as appropriate by its secretary or other duly authorized person that sets forth the names, titles, signatures,  email addresses, and telephone and facsimile numbers of all persons authorized to give instructions relating to the activities contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”).  Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor, the Transfer Agent and the Trust of a superseding or amended certificate or if earlier, until termination of this Agreement.  After such certificate is accepted by the Distributor, the Transfer Agent and the Trust, the Participant may authorize additional Authorized Persons to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the Distributor, the Transfer Agent, and the Trust an addendum to the certificate described above in a form attached as Attachment B-2 to this Agreement.

a.

PIN Numbers

The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated.  The PIN Number shall be kept confidential and provided to Authorized Persons and the Distributor only.  If for some reason, an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued, and the Participant or Authorized Person and the Transfer Agent shall notify the Distributor.

The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent.  Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant, the Distributor, the Transfer Agent and the Trust.  The Transfer Agent will promptly provide the Distributor with all newly issued PIN Numbers and promptly notify the Distributor of any changes to PIN Numbers, including deactivation of any PIN Number.

a.

Termination of Authority

Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Adviser, and such notice shall be effective upon receipt by the Transfer Agent.  The Transfer Agent shall promptly deactivate the PIN Number of such Authorized Person upon receipt of the written notice and notify the Distributor.

a.

 Verification

The Distributor and Transfer Agent shall not verify that an Order is being placed by an Authorized Person.  The Distributor and Transfer Agent shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Distributor or Transfer Agent, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN Number as provided herein.

a.

Limitation of Liability

The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number.

1.

REDEMPTION

The Participant represents and warrants that it will not obtain an Order Number (as described in Attachment A) for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption, and (b) such Shares have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares in accordance with the Prospectus and on a “regular way” basis, or as otherwise required by the Trust.  The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Participant.  The Distributor and/or the Transfer Agent may, upon request, require the Participant to provide proof of ownership and the Distributor and/or Transfer Agent may reject any such order if proof of ownership is not provided.

1.

BENEFICIAL OWNERSHIP

The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (based upon the number of outstanding Shares of  each Fund made publicly available by the Trust) either (i) it does not hold, and will not as a result of the contemplated transaction hold, for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the fair market value of such portfolio securities on the date of such order.  Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund.  The Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties.  In making the above representation and warranty with respect to the holdings of Shares by Beneficial Owners other than the Participant or its affiliates, the Participant may rely upon the representations and warranties provided by such Beneficial Owners to the Participant regarding their holdings of Shares of the relevant Fund.

 The Distributor or the Transfer Agent may request information from the Participant regarding Share ownership, which the Participant must furnish within a reasonable period of time after such request is made, and may rely on such information to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Shares by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

1.

INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

a.

Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, trustees, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the  Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Participant Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any of Participant’s research reports, Marketing Material or sales literature described in Section 5 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Participant Indemnified Party arising out of such Participant Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Participant Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

a.

Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs in relation to its role as Distributor; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, of a material fact contained in the registration statement, Prospectus, or SAI, as each may be amended from time to time, or any omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Distributor Indemnified Party arising out of such Distributor Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Distributor Indemnified Party’s failure to promptly acknowledge any omission to state a material fact or untrue statement contained in such materials or the Distributor’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

a.

Data Errors and Communication Delays

Neither the Distributor, the Transfer Agent, nor the Participant shall be liable to any other party to this Agreement for any damages arising out of mistakes or errors in data provided to the Distributor, the Transfer Agent, or the Participant by a third party, or out of interruptions or delays of electronic means of communications with the Distributor, the Transfer Agent, or the Participant.

1.

LIMITATION OF LIABILITY

a.

Express Duties

The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

a.

Limited Liability

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of good will or loss of reputation), even if such parties or the Transfer Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

a.

Force Majeure

Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by any of the following: (a) acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; public health emergencies or outbreaks (including but not limited to COVID-19), or any corporate or governmental order or requirement related thereto; any provision of any present or future law, regulation or order of a U.S. or non-U.S., federal, state municipal, local, territorial, provincial or other governmental department, regulatory authority, self-regulatory organization or legislative , judicial or administrative body, including any political subdivision thereof, or any securities depository or clearing agency; any provision of any order or judgement of any court of competent jurisdiction ; riots; interruptions; loss, failure or malfunction of utilities, computers (hardware or software) or communications service, including but not limited to as a result of computer viruses; accidents; strikes or labor disputes, whether partial or total; acts of civil or military authority or governmental actions, or (b) any other causes or events beyond its reasonable control, regardless of whether such causes or events are foreseeable or are of a nature or type described above.

a.

Reliance on Instructions

The Distributor, the Transfer Agent and the Trust may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by each of them to be genuine.

a.

No Advancement by Transfer Agent

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence, or reckless or willful misconduct.

1.

TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.  The Participant agrees to cooperate with the Trust, Transfer Agent, and the Distributor if a request for information or records is made to the Participant.

1.

ACKNOWLEDGMENT

The Participant acknowledges receipt of the Prospectus and represents it has reviewed  the Prospectus and understands the terms thereof , and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

1.

NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, traceable overnight mail (e.g., Federal Express) or by postage prepaid registered or certified U.S. First Class mail, return receipt requested, or similar means of same day delivery (with a confirming copy by mail as provided herein).

Each party acknowledges its consent to electronic delivery, including via email, of any documents or materials required and/or provided by one to the other related to services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

Unless otherwise notified in writing, all notices shall be given or sent as follows:

To the DISTRIBUTOR:	Fidelity Distributors Company LLC Attn: Contracts Risk Management 900 Salem Street, OTGW3 Smithfield, RI 02917
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195
	Email:	FFASCRM@fmr.com
With a copy to:
ETF Services Team 6501 S. Fiddlers Green Circle, Suite 600 Greenwood Village, CO 80111
	Telephone:	(720) 356-6716
	Facsimile:	(617) 385-1252
	Email	Shelley.Harding@fmr.com

To the PARTICIPANT:	[Name of Participant] [Participant Street Address] [Participant City, State and Zip Code]
	Telephone:	[(___) ___-____]
Email

To the TRANSFER AGENT	Brown Brothers Harriman & Co. Attn: Office of the General Counsel 50 Post Office Square Boston, MA 02110
	Telephone:	(617) 772-1818
	Facsimile:	(617) 772-2235
Email:

To the TRUST:	c/o Fidelity Management & Research Company Attn: Treasurer of the Fidelity Funds 245 Summer Street Boston, MA 02210
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195
Email:

1.

ENTIRE AGREEMENT

This Agreement, Annexes and Attachments hereto, which are hereby incorporated herein by reference, supersede any prior agreement between the parties with respect to the subject matter contained herein and constitute the entire agreement between the parties regarding the matters contained herein.  Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust and provided pursuant to the notice provisions hereof, shall become part of this Agreement.

1.

INTERPRETATION

Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

1.

AMENDMENT

This Agreement, Attachment A and Attachment C hereto, and any additional or other procedures relating to the manner of creating or redeeming Creation Units issued by the Trust and provided pursuant to the notice provisions hereof may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Trust or the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Trust or the Distributor will mail a copy of the amendment to the Participant and the Trust or Distributor, as applicable, and the Transfer Agent.  If neither the Participant nor the other party objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.  Notwithstanding the foregoing, the Distributor reserves the right to amend Attachment C of this Agreement solely for the purpose of adding a new Trust upon reasonable notice thereof to the Participant and the Transfer Agent.

1.

TERMINATION

This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless: (i) earlier terminated by the Trust, Transfer Agent or the Distributor in the event of a breach by the Participant of this Agreement or the procedures described or incorporated herein; or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement.  For the avoidance of doubt, the termination of this Agreement in accordance with this Section 20 with respect to a Trust shall not terminate this Agreement with respect to the other Trusts listed in Attachment C.

1.

PROSPECTUS AND REPRESENTATIONS

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request.  The Participant consents to the delivery of Prospectuses electronically.  The Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at Fidelity.com.  The Participant can revoke this consent to delivering Prospectuses electronically at any time by calling 1-877-297-2952.  The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes.  The Participant shall, upon request of any Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses to the purchasers of any Shares.  The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [ @ .com].

Participant and Distributor are expressly put on notice of the limitation of shareholder liability as set forth in the Declaration(s) of Trust or other organizational document of the Funds and agree that any obligation assumed by the Fund under this Agreement shall be limited in all cases to the Fund and its assets. Participant or Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund.  Nor shall the Participant or Distributor seek satisfaction from the Trustees or any individual Trustee of the Fund.  Participant and Distributor understand that the rights and obligations of each series and class of shares of the Fund under its Declaration of Trust or other organizational document are separate and distinct from those of any and all other series and classes.

1.

COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

1.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof.  The parties irrevocably submit to the personal jurisdiction and service and venue of any Commonwealth of Massachusetts or United States Federal court sitting in Boston, Massachusetts having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

1.

ASSIGNMENT

No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

1.

SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement, the effective date of which shall be the date of the last dated signature below.

FIDELITY DISTRIBUTORS COMPANY LLC, AS DISTRIBUTOR:
By:
Name:
Title:

Address:	900 Salem Street, OTGW3
Smithfield, Rhode Island 02917

Telephone:	(617) 563-7000
Facsimile:	(617) 476-4195
Email:

Date:

[Name of Participant], AS PARTICIPANT:
By:
Name:
Title:

Address:	[Participant Street Address]
[Participant City, State and Zip Code]

Telephone:	[(___) ___-____]
Email:

Tax ID No.

Date:

Accepted by:

BROWN BROTHERS HARRIMAN & CO., AS TRANSFER AGENT:
By:
Name:
Title:

Address:

Email:

Date:

ATTACHMENT A

This attachment to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing a Purchase Order for the purchase of Shares, (ii) the Transfer Agent and Distributor in processing a Redemption Order for the redemption of Shares, and (iii) the Participant, Transfer Agent, Distributor or their agents in delivering or arranging for the delivery of requisite cash payments, Fund Deposits or Shares, as the case may be, in connection with the submission of Purchase Orders or Redemption Orders.

A Participant is first required to have signed the Authorized Participant Agreement.  Upon acceptance of the Authorized Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant.  This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares.

A.

PLACING ORDERS

1.

GENERAL

The Participant will utilize the electronic order entry system for  placing Purchase Orders and Redemption Orders for Shares (the “APEX portal”).    Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the procedures.  In the event of any conflict between the terms of this Attachment A and either the Agreement or the procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Attachment A shall control.

2.

CERTAIN ACKNOWLEDGEMENTS

The Participant acknowledges and agrees that (i) neither the Trust, the Distributor nor Brown Brother Harriman & Co. have made any representations, warranties, indemnities, obligations, guarantees or agreements of any kind, whether express, implied, oral or written, with respect to the APEX portal; (ii) the APEX portal is provided “as is,” “as available” with all faults and without any warranty of any kind and that any transactions, content, or data downloaded or otherwise obtained through the use of the APEX portal are done at the Participant’s own discretion and risk; (iii) the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any order placed through the APEX portal manually before it is executed and that such manual review may result in a delay in execution of such order; and (iv) during periods of heavy market activity or other times, it may be difficult to place orders via the APEX portal and the Participant may place orders as otherwise set forth in Attachment A.

B.

TO PLACE A PURCHASE ORDER

1.

PLACEMENT OF A PURCHASE ORDER

Purchase Orders for Creation Units may be initiated only on days when the NYSE is open for trading (“Transmittal Days”), which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday (popularly known as “President’s Day”), Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (each, a “Holiday”).

Purchase Orders may only be made in whole Creation Units.  All Purchase Orders shall be made in accordance with the terms and procedures set forth in the latest version of the Prospectus provided to the Participant and the Transfer Agent by the Trust and the Distributor.  Each party hereto agrees to comply with the provisions of the Prospectus to the extent applicable to it.  The Trust reserves the right to issue procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time upon reasonable notice thereof.

To initiate a Purchase Order, an Authorized Person of the Participant must place the order via the APEX portal not later than the closing time of the regular trading session of the NYSE (ordinarily 4:00 p.m., U.S. Eastern time) on a Transmittal Day as set forth in the applicable Fund’s order form, which is incorporated into and made part of this Agreement, or such earlier time as designated by such Fund (the “Order Cut-Off Time”); provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be the earlier NYSE close on such Transmittal Day.

2.

PROCESSING A PURCHASE ORDER

A Purchase Order shall be deemed to be received on the Transmittal Day on which the order is placed; provided that: (i) the order is placed in proper form prior to the Order Cut-Off Time on such date; (ii) federal funds in the appropriate amount are deposited with the Fund’s custodian on the next following business day prior to 10:00 a.m. U.S. Eastern time for Fund Deposits consisting solely of cash (“Cash Settlement Time”); and (iii) the requisite number of Deposit Securities, together with any associated cash component, is delivered to the account of the applicable Fund by 1:00 p.m. U.S. Eastern time on the Settlement Date for Fund Deposits consisting of securities or securities and cash.    Any Purchase Order that is not placed in the manner described above may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom.  The Transfer Agent shall process and transmit Purchase Orders in accordance with the procedures described in the relevant Fund’s registration statement and in this Attachment A. The Distributor shall make any determination to approve Purchase Orders.

The Adviser may, prior to the receipt of federal funds in the appropriate amount on the applicable Cash Settlement Time for Fund Deposits consisting of cash, begin to trade for a Fund with respect to which the Participant has placed a Purchase Order.  The Participant agrees that, if the Adviser makes investments for such a Fund prior to receiving confirmation that such federal funds have been received, the Participant will indemnify and hold the Adviser, the Distributor, the Fund, the Trust and their agents harmless for any loss suffered by any or all of them due to the failure or delay in depositing such federal funds with the Fund’s custodian prior to the Cash

17990645.1.BUSINESS

Settlement Time.  For purposes of clarity, a loss suffered by such a Fund includes not only actual losses suffered by the Fund, but also any adverse effect on the Fund’s performance directly attributable to the failure or delay in depositing such federal funds in the appropriate amount prior to the applicable Cash Settlement Time.

The Transfer Agent, Distributor and the Trust each reserve the right to reject any Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning eighty percent (80%) or more of all outstanding Shares of a given Fund.  In such event, the Distributor or the Transfer Agent will ask the Authorized Person to re-confirm the representation that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order.  If the Authorized Person is able to so confirm, either verbally or in writing in the sole discretion of the Distributor, the Distributor or the Transfer Agent will transmit the Purchase Order to the relevant Fund.  If the Authorized Person is not able to confirm that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order, the Distributor has the right to reject the Purchase Order.  Purchase Orders may also be rejected under the circumstances described in Section 5 of this Attachment A.

After a Fund has accepted a Purchase Order and received delivery of the all-cash payment (or Deposit Securities, as applicable and any accompanying cash payment), DTC will instruct the Fund to initiate “delivery” of the appropriate number of Shares to the book-entry account specified by the Participant.  The Distributor will furnish a Prospectus and the Transfer Agent will furnish a confirmation to the Participant unless such confirmation will be provided by the National Securities Clearing Corporation.

A Creation Unit will not be issued until the transfer of the all-cash payment (or the transfer of good title to the Trust of the Deposit Securities and the payment of any cash portion of the purchase price) has been completed.  Notwithstanding the foregoing, Creation Units may be issued to a Participant notwithstanding the fact that the corresponding Deposit Securities and cash payment have not been received in part or in whole, in the sole discretion of the Trust, provided that the Participant deposits the available Deposit Securities and cash in an amount equal to the sum of (i) the Cash Component (including any Transaction Fees), plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”).  An additional amount of cash shall be required to be deposited with the Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Fund at least equal to 115% of the daily marked to market value of the undelivered Deposit Securities.  In the sole discretion of the Fund following the initial settlement date, the Fund may use the cash on deposit to purchase the undelivered Deposit Securities.  The Participant will be liable to the Fund for the costs incurred by the Fund in connection with any such purchases and the Participant shall be liable to the Fund for any shortfall between the cost to the Fund of purchasing any missing Deposit Securities and the value of the collateral.  These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor and/or the Transfer Agent plus the brokerage and related transaction costs associated with such purchases.  The Fund will return any unused portion of the

Additional Cash Deposit once all of the undelivered Deposit Securities have been properly received by the Fund’s custodian or purchased by the Fund and deposited into the Fund.

3.

REJECTING OR SUSPENDING A PURCHASE ORDER

The Distributor may reject any Purchase Order that is not submitted in accordance with the procedures described in the Prospectus.  The Trust and the Distributor also reserve the absolute right to reject or revoke acceptance of a Purchase Order transmitted to it in respect of a Fund, for example if:

a.

the Purchase Order is not in proper form;

b.

the purchaser or group of purchasers, upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of such Fund upon execution of the Purchase Order;

c.

the Fund Deposit delivered is not as specified by the Fund through the Distributor and/or Transfer Agent, and the Adviser has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

d.

the acceptance of the Fund Deposit would have certain adverse tax consequences to such Fund;

e.

the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful;

f.

the acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners of such Fund;

g.

the value of Creation Units to be created exceeds a purchase authorization limit afforded to the Participant by the Trust, and the Participant has not deposited an amount in excess of such purchase authorization with the Trust’s custodian prior to 3:00 p.m. U.S. Eastern time, on the Transmittal Day; or

h.

there exist circumstances outside the control of the Trust, the Transfer Agent, the Distributor, or the Adviser that make it impossible to process Purchase Orders for all practical purposes.

In-Kind Purchase Orders

If creations are on an in-kind basis, the Trust further reserves the absolute right to reject or suspend a Purchase Order transmitted to it by the Distributor and/or the Transfer Agent in respect of a Fund if: (i) the portfolio of Deposit Securities delivered is not as specified by the Adviser; (ii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; or (iii) for any other reasons as specified herein.

The Trust shall notify the Authorized Person of its rejection of any Purchase Order.  Except as provided herein, all Purchase Orders for Creation Units are irrevocable.

The Trust, Transfer Agent and the Distributor are under no duty to verify or give notification of any defects or irregularities in any written Order or in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.  The Trust shall return to the Authorized Person or any party for which it is acting any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Securities that is transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Authorized Person or any party for which it is acting.

C.

TO PLACE A REDEMPTION ORDER

1.

PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units may be initiated only on Transmittal Days (as defined herein).  Redemption Orders may only be made in whole Creation Units of Shares of each Fund.

To initiate a Redemption Order, the Authorized Person must place the order via the APEX portal not later than the Order Cut-Off Time.

D.

T-1 PROCEDURES

The following trade date minus 1 (“T-1”) procedures relate only to Purchase Orders and Redemption Orders submitted after 4:00 p.m., U.S. Eastern time (or such earlier time following an early NYSE close on a Transmittal Day) and before 5:00 p.m., U.S. Eastern time (the “T-1 Order Cut-Off Time”) (a “T-1 Purchase Order” with respect to Purchase Orders and a “T-1 Redemption Order” with respect to Redemption Orders) for the Funds.

E.

ADDITIONAL SETTLEMENT PROCEDURES

The Participant is advised that, pursuant to the Trust’s Valuation Procedures, if an error occurs in calculating a Fund’s net asset value after Participant receives a Purchase/Redemption Order confirmation but prior to the Settlement Date and results in a difference between the originally computed net asset value and the corrected net asset value that equals or exceeds $0.01 per share, the Distributor, or its agent, will reprocess the Purchase/Redemption Order and notify the Participant. If there is a loss to the Fund as a result of the error in calculating the net asset value, the Participant will be required to pay the additional value in cash on or prior to the Settlement Date. If there is a Fund benefit, the amount of the benefit will be returned to the Participant on the Settlement Date.

APPENDIX 1

Procedures Specific to Non-Standard Orders

The following guidelines must be followed by the Participant when placing a non-standard order (e.g., substituting cash-in-lieu of a Deposit Security) (each, a “Non-Standard Order”):

1.

Prior to placing the Non-Standard Order with the Transfer Agent, the Participant must contact the Adviser at the number set forth on the applicable order form or as otherwise provided in order to discuss the cash and/or securities (together, the “Non-Standard Consideration”) expected to be delivered by (in the case of a Creation Order) or received by (in the case a Redemption Order) the Participant per the Non-Standard Order on settlement date.  If the Adviser provides verbal authorization to the Participant regarding the use of the Non-Standard Consideration, the Participant will follow the directions regarding placing orders outlined in Attachment A and it will be the Participant’s responsibility to ensure that the box is checked on the applicable order form indicating that the Participant is submitting a Non-Standard Order.

2.

Notwithstanding the Order-Cut Off Time(s) described in Attachment A, the Order Cut-Off Time for Non-Standard Orders will be at least one hour prior to the closing time of the regular trading session on the NYSE on a Transmittal Day; provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be at least one hour prior to the earlier NYSE close on such Transmittal Day (“Non-Standard Order Cut-Off Time”).  Non-Standard Orders will not be processed if received after the applicable Non-Standard Order Cut-Off Time, as determined by the Fund and provided to the Participant.  The Participant must transact on a standard order after the applicable Non-Standard Order Cut-Off Time.

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Non-Standard Orders and agrees to comply with all such procedures.  Failure to comply with the Non-Standard Order procedures will require the transaction to be effected as a standard order (i.e., standard basket).

PARTICIPANT:
NSCC #:
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

ATTACHMENT B-1
AUTHORIZED TRADERS

b.

OVERVIEW

In accordance with the Authorized Participant Agreement (the “AP Agreement”) between Fidelity Distributors Company LLC  (the “ETF Sponsor”) and [________________] (the “AP”) and subject to acceptance by Brown Brothers Harriman & Co. (“BBH”), as Transfer Agent, this Authorized Persons Documentation Package is intended to delineate the roles and responsibilities of individual personnel at the AP who are deemed ”Authorized Traders” within the meaning of the AP Agreement.

BBH, as part of our due diligence process, will verify the identity of any person or firm instructing with respect to an Authorized Trader’s access to place ETF creation/redemption orders (e.g., set up, amendment or removal) by referring to this package, as completed by the AP.  BBH will initiate a "callback" to authenticate certain instructions received, as outlined below.

To that end, BBH requires the following documentation from the AP:

a.

Completion of the attached form to identify Authorized Persons and define their role at the AP.  Please see below for definitions to assist in your completion of the form.

i.

Authorized Traders

BBH defines Authorized Traders as those individuals authorized to submit facsimile, telephone or electronic Exchange Traded Fund (“ETF”) creation or redemption orders.  BBH acknowledges that any ETF creation or redemption instruction received by the AP from an individual named as an Authorized Trader shall be deemed an instruction transmitted by an Authorized Participant, subject to the parameters set forth by the terms of the Authorized Participant Agreement. It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

ii.

BBH INFUSE®APEX PORTAL

APs may elect to be set up with access to Authorized Participant Exchange (APEX), BBH’s web-based interface for Authorized Traders to submit ETF creation and redemption instructions electronically.  APEX is accessed through BBH Infuse®. Authorized Traders can enter and cancel instruction via the online portal (where applicable before fund trading cut off). It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

iii.

Callbacks

The following types of instructions received via telephone, fax or email will require a callback to an Authorized Trader to authenticate the instruction. Instructions requiring a callback include but are not limited to the following.  BBH requires the designation of individuals to whom a call back can be placed/performed.

•

Authorized Participant Establishment and Profile Set up

•

Authorized Trader Access Additions/Amendments and Removal

•

BBH Infuse® APEX portal set up requests

BBH may require a callback for additional instruction types at its sole discretion.

iv.

Interested Parties

BBH defines Interested Parties as those individuals authorized to receive Affirmations and Confirmations for creation or redemption orders placed by Authorized Traders. BBH requires that at least two Interested Parties are provided to ensure that order details are delivered to more than one party. The order Affirmations and Confirmations are sent to the Authorized Trader by default, therefore, the Interested Party may not be the same as the Authorized Trader. The Interested Party may be a team distribution email address, however, BBH will assume that there are multiple group members on the distribution.  It is the responsibility of the Authorized Participant to notify BBH if an Interested Party is no longer authorized.

b.

Documentation of Authority

Documentation of authority of the AP must be provided, and accompany the attached Authorized Persons Documentation and executed AP

Agreement, to facilitate BBH verification of the signer's permission to execute such documents. Corporate documentation may include a Corporate certificate, Certificate of Incumbency, Board Resolution and/or other corporate documentation which demonstrates the person signing is permissioned. BBH will not accept proprietary authorized signers lists or the below forms without corporate documentation.

Please contact BBH AP Services with any questions related to this information.

T 617.772.4812 | BBH.AP.Services@bbh.com

1

ATTACHMENT B-1

AUTHORIZED TRADERS

Date: _____________________

2. AUTHORIZED PARTICIPANT PROFILE

Input information related to the AP Firm. Indicate the desired wire instructions for the delivery of ETF cash components.

Authorized Participant Name
BIC
Participant Account(s)
Street Address
Town/City, State, Zip Code
Wire Instructions Currency Bank ABA Bank Name Beneficiary Account Beneficiary Name Reference

3. AUTHORIZED TRADER PROFILE

For APEX Access, indicate “Y” if the trader is authorized to submit Creations and Redemptions on APEX, BBH’s online order-taking platform.

For Callback Authority, indicate “Y” if the trader is authorized to verbally confirm additions/amendments/deletions to this Authorized Traders Package.

For Signer Authority, indicate “Y” if the trader is authorized to instruct additions/amendments/deletions and sign subsequent Authorized Traders Package updates.

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

2

AUTHORIZED TRADER PROFILE (continued)

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

4.

3

INTERESTED PARTIES

For Affirmation/ Confirmation Email, indicate “Y” if the interested party is authorized to receive a copy of the Affirm and/or Confirm via email.

Interested Party Name	Email	Affirmation Email (Y/N)	Confirmation Email (Y/N)

AUTHORIZED SIGNATURE

Authorized By:___________________________________

Name: _________________________________________

Title: ___________________________________________

Telephone #:_______________________________________

Fax #:___________________________________________

Date: ___________________________________________

4

ATTACHMENT B-2
AUTHORIZED TRADERS - CHANGE LOG

Date	Section Name	Change Description	Authorized Signature

5

ATTACHMENT C

List of Trusts

Fidelity Commonwealth Trust

Fidelity Covington Trust

Fidelity Greenwood Street Trust

Fidelity Merrimack Street Trust

Fidelity Salem Street Trust

Fidelity School Street Trust

Fidelity Securities Fund

1

ANNEX A

ORDER ENTRY SYSTEM

ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Transfer Agent (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”).  In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1.

(a)

The Participant shall provide to the Transfer Agent the AP Authorized Representative Documentation Package certifying the names and signatures of all Authorized Representatives as required by Section 9 of the Agreement.  The Participant shall be responsible in all respects for each Authorized Representative’s use of the System.

(b)

It is understood and agreed that each Authorized Representative shall be designated as an authorized user of the Participant for the purpose of the Agreement.  Upon termination of the Agreement, the Participant’s and each Authorized Representative’s access rights with respect to the System shall be immediately revoked.

2.

The Transfer Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Transfer Agent in connection with the same.  The Participant shall use the System solely for its own internal and proper business purposes.  Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System.  The Participant acknowledges that the Transfer Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System.  The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Transfer Agent or its suppliers.  The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Transfer Agent’s prior written consent.  The Participant may not remove any statutory copyright notice or other notice included in the System.  The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Transfer Agent’s request.

3.

(a)

The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Transfer Agent.  The Participant shall keep the Material

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17990645.1.BUSINESS

confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  THE TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)

Upon termination of the Agreement for any reason, the Participant shall return to the Transfer Agent all copies of the Material which are in the Participant’s possession or under its control.

4.

The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Transfer Agent.  The Transfer Agent shall be entitled to rely on the information received by it from the Participant and the Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Representative regardless of by whom it was actually transmitted.

5.

(a)

The Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Representatives hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Transfer Agent’s gross negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE TRANSFER AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b)

The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Transfer Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Transfer Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.

The Transfer Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.

The Transfer Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Transfer Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Transfer Agent.  The Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Transfer Agent in sufficient time for the Transfer Agent to act upon, or in accordance with such instructions or communications.

8.

The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  The Participant agrees that the Transfer Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

[________________________________] in its capacity as Participant By: _________________________ Name: Title:	BROWN BROTHERS HARRIMAN & CO., in its capacity as Transfer Agent of the Trust By: _________________________ Name: Title: